Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of Akoustis Technologies, Inc. (the “Company”) on Amendment No. 1 to Form S-1 [File No. 333-225870] of our report dated September 19, 2017, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audits of the consolidated financial statements of Akoustis Technologies, Inc. and Subsidiaries as of June 30, 2017 and 2016 and for the years then ended, appearing in the Annual Report on Form 10-K of Akoustis Technologies, Inc. for the year ended June 30, 2017, and the incorporation by reference of our report dated September 11, 2017, with respect to our audit of the special purpose combined financial statements of The Research Foundation for the State University of New York and Fuller Road Management Corporation as of June 26, 2017 and for the years ended June 30, 2016 and 2015, appearing in the Current Report on Form 8-K/A of Akoustis Technologies, Inc. filed on September 12, 2017. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Marcum llp

Marcum llp

New York, NY

July 20, 2018